SCHEDULE 14A
                        SCHEDULE 14 INFORMATION


  Proxy Statement Pursuant to Section 14(a) of the Securities
  Exchange Act of 1934

  Filed by the Registrant     [  ]

  Filed by a Party other than the Registrant [ x ]

  Check the appropriate box:

  [  ] Preliminary Proxy Statement

  [ X  ] Definitive Proxy Statement

  [ ] Definitive Additional Materials

  [ ] Soliciting Material Pursuant to Section 240.14a-11(c) or
  Section 240.14a-12

  Name of Registrant as Specified in Its Charter:

  Comfort Systems USA, Inc.


  Name of Person(s) Filing Proxy Statement:

  Sheet Metal Workers' International Association

  Payment of Filing Fee (check the appropriate box)

  [ ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1),
  or
  14a-6(j)(2).

  [ ] $500 per each party to the controversy pursuant to Exchange
  Act Rule 14a-6(i)(3).

  [ ] Fee computed on table below per Exchange Act Rules 14a-
  6(i)(4) and 0-11.

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                      FINAL PROXY STATEMENT
            INDEPENDENT SHAREHOLDER SOLICITATION for
                      Annual Shareholders Meeting
                      Comfort Systems USA
                      May 23, 2002 11am
                      Doubletree Hotel
                      2001 Post Oak Blvd.
                      Houston TX

  For release to Shareholders 4/26/02

  Sheet Metal Workers' International Association
  1750 New York Avenue NW
  Washington, D.C. 20006
  Tel. (800) 457-7694
  Fax: (202) 662-0891

  To Fellow Comfort Systems USA shareholders:

  I. PLEASE VOTE FOR OUR PROPOSAL REQUESTING THE BOARD NOT
  REPRICE OR REPLACE UNDERWATER STOCK OPTIONS WITHOUT FIRST
  GETTING SHAREHOLDER APPROVAL:

  We own stock in the Company and also have interests in the Company going beyond stock ownership as a labor organization.

  Stock options are supposed to link executive compensation to a company's stock performance: if the company's stock goes up, then the options can be exercised at a price below the new market price, benefiting company executives because they presumably helped get the stock price up. If the stock drops, options end up "underwater" (their exercise price is above market price, so the executives would not profit from exercising them).

  However, stock options get delinked from stock performance if the Board of Directors reprices options downwards after executives fail to improve a company's stock price. Another way for a board to accomplish basically the same thing as repricing is to react to old options ending up underwater by issuing new options at a lower price.

  Last year's proxy statement reveals that the Company did exactly this: "In late 2000, an aggregate of 300,000 options were granted to five individuals excluding Mr. Murdy with existing options because the previous options granted to these individuals were at exercise prices significantly higher than year end 2000 market value."

  While the Board did inform shareholders in its Proxy Statement of 4/24/2000 that it was requesting shareholder approval of the 2000 Incentive Plan in part because existing options were underwater (and such plan was approved), we believe shareholders should have the right to separately approve any award give solely on the basis that existing options are underwater. The Board's proxy state of 4/15/2002 announce that its Compensation Committee recently adopted a policy of not repricing options; however, no restriction on replacing underwater options is mentioned. The Committee admits it did indeed "consider" repricing underwater options in 2000, a comment we believe further supports shareholders expressing their views through their proxy vote.

  We intend to present a proposal at the shareholders meeting asking the Board to adopt a policy of not repricing options or granting new ones because old ones go underwater, unless shareholders approve such grant. The full text of our proposal is in Section VI below.

  We believe that repricing of options (or granting new options just because old options end up underwater) is unfair to shareholders. A deal is a deal (or should be).
  In our view repricing or replacing underwater options not only reduces executives' incentive to work hard for shareholders, but also in our view tends to mislead shareholders about the true value of an executive's compensation.

  Top executives often justify high-level compensation by claiming that much of it depends on stock price. That justification in our opinion carries little weight if after the stock dives, the executive's options just get repriced or replaced by new cheaper options. In our experience, employee morale depends largely on seeing that everyone - executive or not - is in the same boat.

  Similar proposals have been made of other companies by the New York City and State pension funds and other institutional investors. The proposal at Sprint received 46 percent of the votes cast at the 2001 annual meeting. Some companies have voluntarily adopted a policy similar to the one we propose, such as Earthgrains and Lone Star Steakhouse.

  While many shareholders oppose repricing on principle, some investors prefer to support shareholder proposals only when management is underperforming. If you're one of those, please consider the Company's stock closing price on the day of the last four annual meetings:

          $21.125 in 1998.
          $16.3125 in 1999.
          $6.75 in 2000.
          $4.24 in 2001.

  This three-year period witnessed an 80% decline in shareholder value.

II.   PROXY VOTING:

PLEASE USE THE ENCLOSED PROXY CARD TO VOTE FOR THE PROPOSAL. IF YOU SUPPORT IT, DO NOT SEND BACK A CARD TO MANAGEMENT (UNLESS THAT CARD GIVES YOU A CHANCE TO VOTE YES FOR THIS PROPOSAL). IT IS A RULE OF PROXY VOTING THAT ANY PROXY CARD IS CANCELLED OUT BY SUBMITTING A LATER-DATED PROXY CARD.

  We intend to solicit at least a majority of the voting power of the outstanding stock. Our proposal is a nonbinding recommendation to the Board. The company may seek to declare the proposal out of order at the meeting on the grounds that we submitted it too early under the bylaws. We submitted in October and last year's proxy statement said "In accordance with the Company's Bylaws, a proposal submitted for consideration at the 2001 Annual Meeting of Stockholders will be considered untimely if it has not been received by the Company at its principal executive offices by the close of business on the 60th day prior to the first anniversary of the Meeting." What last year's proxy statement did not reveal is that the bylaws require the proposal to be sent within a window period of 60 to 90 days before the anniversary of the last meeting. If the company elects to rely on this bylaw provision, we will none the less vote your shares as instructed on matters other than our proposal, and will still present the company with our vote tally on our proposal so that your voice is still heard. However, the company is not obligated or bound to act on this nonbinding proposal.

  You can revoke any proxy vote prior to the tally at the shareholders meeting by signing and submitting a new proxy card, by sending written notice of revocation to the proxy holder, or by appearing at the meeting and voting in person. The record date for eligibility to vote is April 9, 2002.

  We seek no discretionary voting authority for the meeting. Shares represented by the enclosed proxy card will be voted in accordance with the choice made by the shareholder. If you return the enclosed card but give us no instructions, we will vote your stock FOR the proposal and not vote the card in the directors election or on any other matter. The board election and management's proposal to amend the non-employee directors' stock plan are the only matters listed by management as coming up for a vote at this meeting. If any matters other than the above come before the meeting, which we do not expect, the shares represented by our proxy card will not be voted thereon. We incorporate by reference all other information concerning the board of directors and voting procedures contained in management's proxy statement at pages 1-8.

  III. INFORMATION ON PARTICIPANTS IN THIS SOLICITATION:

  This solicitation is conducted by Sheet Metal Workers' International Association (SMWIA), which owns 1,400 shares of Comfort Systems USA stock. Prior to the Company's recent sale of several subsidiaries, SMWIA represented about 500 Company employees for collective bargaining purposes. Several hundred were represented by other unions. A total of approximately 2,795 were unionized, out of approximately 10,000 nonmanagement personnel. Most of the unionized subsidiaries were sold in 2002; we estimate there are three remaining, employing about 63 unionized workers, including about 7 SMWIA members. Based upon the Company's latest 10-K filing with the SEC, we believe the Company now has about 6,000 employees. To SMWIA's knowledge, there are no strikes, contract disputes, picketing, or boycotts going on currently. We do not seek your support in labor matters.

  SMWIA will bear all solicitation costs (anticipated at $5000) and will not seek reimbursement from the Company. SMWIA will solicit proxies by mail, phone, e-mail, fax and in person using its regular staff, who shall not receive any additional compensation, but SMWIA may also hire an outside solicitor. SMWIA will reimburse banks, brokers, and other custodians, nominees or fiduciaries for reasonable expenses incurred in forwarding proxy material to beneficial owners.

  IV. YOUR RIGHT TO MAKE SHAREHOLDER PROPOSALS:

  If a shareholder has owned more than $2000 worth of stock for more than a year and meets the other criteria of SEC Rule 14a-8, then he or she has the legal right to have a proposal appear in management's proxy statement and proxy card. The deadline for shareholders to submit proposals for inclusion in management's proxy materials for the year 2003 is December 16, 2002.

  V. EXECUTIVE COMPENSATION/SECURITY OWNERSHIP OF MANAGEMENT
  AND 5% OWNERS:

  We incorporate by reference the information contained in management's proxy statement at pages 8-10.

  VI. TEXT OF OUR PROPOSAL:

  RESOLVED that shareholders urge the Board of Directors to adopt a policy that the Company shall not, without prior approval of the holders of a majority of stock, reprice stock options already granted to any executive officer or director to a lower exercise price, nor terminate and regrant any such option at a lower price, nor grant new options to such persons on account of the market price
  dropping below the exercise price of prior options.   This
  proposal shall not be construed as asking the Board to breach any existing contract nor to amend any option plan without shareholder approval.

  PLEASE RETURN THE ENCLOSED PROXY CARD TODAY.

  For more information, contact Allen Smith at SMWIA at (800)
  457-7694.

  VOTE FOR THE PROPOSAL TO REQUIRE SHAREHOLDER APPROVAL BEFORE
  ANY STOCK OPTIONS GET REPRICED OR REISSUED DUE TO A DECLINE
  IN STOCK PRICE (ITEM #3 ON THE ENCLOSED CARD)

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PROXY CARD

Solicited by SMWIA for Annual Shareholders Meeting of Comfort
Systems USA,  May 23, 2002.

The undersigned hereby designates SMWIA Researcher Allen Smith, with full power of substitution, as the proxy of the undersigned for the sole purpose of voting all stock of the undersigned in the manner marked below at the Comfort Systems annual shareholders meeting for 2002. This proxy card grants no discretionary voting authority: if matters come before the meeting other than the items below, the stock of the undersigned will not be voted on such matters.

1. ELECTION OF DIRECTORS:
     For: [  ]
          J. Gordon Beittenmiller
          Robert D. Wagner
          Steven S. Harter
   [the above are nominees of the current Board]

   To withhold authority for individual candidates, cross out name(s)

Withhold Authority as to all above:             [  ]

2. APPROVAL OF AMENDMENT TO 1997 NON-EMPLOYEE DIRECTOR STOCK
OPTION PLAN:
     For [  ]          Against [  ]     Abstain  [  ]
    [we make no recommendation on this issue]

3. SHAREHOLDER PROPOSAL REQUESTING POLICY AGAINST  REPRICING OR
REPLACING STOCK OPTIONS WITHOUT PRIOR SHAREHOLDER APPROVAL:

FOR THIS PROPOSAL: [  ]  AGAINST THIS PROPOSAL: [  ] ABSTAIN:[  ]
    [we recommend a vote for the proposal]
    If no specification is made above, this card will be voted for #3 and not voted on other matters.

Dated: _______________

SIGNATURE:___________________________________________________

PRINT SHAREHOLDER NAME:___________________________________

Optional information to help us keep you informed:

Telephone _______________________ Fax __________________________

E-mail address: _______________________________________

Mail to us in the enclosed envelope or fax to (202) 662-0891.